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                                                                      Exhibit 32

                      Certification Pursuant to Section 906
                          of Sarbanes-Oxley Act of 2002

     We, Harris A. Shapiro and Irene J. Marino, do hereby certify that:

     1 This quarterly report of PerfectData Corporation containing the financial statements for the quarters ended June 30, 2004 and 2003 fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C.
78m) and

     2 The information contained in this quarterly report fairly presents, in all material respects, the financial condition and results of operations of PerfectData Corporation.

Date: October 27, 2004

                                                 /s/ Harris A. Shapiro
                                                     Harris A. Shapiro
                                                     Chairman of the Board and
                                                     Chief Executive Officer

                                                 /s/ Irene J. Marino
                                                     Irene J. Marino
                                                     Vice President, Finance
                                                     Chief Financial Officer and
                                                     Chief Accounting Officer


A signed original of this written statement required by Section 906 has been provided to PerfectData Corporation and will be furnished to the Securities and Exchange Commission or its staff upon request.
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